SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2002

ISCO INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-22302 (Commission file number)	36-3688459 (I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois (Address of Principal Executive Offices)	60056 (Zip Code)

(847) 391-9400
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On June 4, 2002, ISCO International, Inc. announced that the American Stock Exchange (“AMEX”) has approved the Company’s application for listing its common stock. Trading is expected to begin on June 10, 2002 under the symbol “ISO”.

     In light of this development, ISCO expects to withdraw the proposal to authorize a reverse split from consideration at the upcoming annual meeting of stockholders, provided that trading on AMEX begins by the meeting date, June 11, 2002. If AMEX trading is delayed past that date but is still expected to occur, ISCO will proceed with its shareholder vote on the proposal. If shareholder approval is obtained and AMEX trading commences, ISCO intends to abandon the reverse split.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 4, 2002		ISCO International, Inc.

	By:	/s/ Frank Cesario Acting Chief Financial Officer